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                                                               EXHIBIT 23.9

                       INDEPENDENT AUDITORS' CONSENT

We consent to the use in this amendment No. 1 to the Registration Statement (No. 333-78093) of Global Imaging Systems, Inc. on Form S-4 of our report dated August 28, 1998, except for Note 13, as to which the date is December 21, 1998, on our audits of the consolidated financial statements of Capitol Office Solutions, Inc., appearing in the Prospectus which is part of the Registration Statements. We also consent to the reference to our firm under the heading "Experts."

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

McLean, VA

July 26, 1999